Avantair, Inc. Reports Fiscal 2010 and Fourth Quarter Financial Results

Industry Leader in the Light-Jet Industry Achieves Record Sales and Strengthens Balance Sheet

CLEARWATER, Fla. –September 21, 2010 — Avantair, Inc. (OTCBB: AAIR), the industry leader of fractional aircraft ownership and flight hour time cards in the light-jet cabin category and the only publicly traded stand-alone private aircraft operator, today announced financial results for its fiscal 2010 full year and fourth quarter ended June 30, 2010.

Full Year Fiscal 2010 Highlights
•	Total revenue grew 5% to $143.0 million, compared with $136.8 million in fiscal 2009.
•	Operating income grew 20% to $1.7 million, compared with $1.4 million in fiscal 2009.
•	Flight hour cards sold increased 143% to388 from 160 flight hour cards sold during fiscal 2009. Axis Club Memberships increased to 51 in fiscal 2010, compared with 10 in fiscal 2009.
•	EBITDA (earnings before interest, income taxes, depreciation and amortization) improved to $7.2 million, compared with $6.7 million in fiscal 2009.
•
Net loss attributable to common stockholders improved to ($5.5) million, or ($0.23) per share, based on 23.4 million weighted average shares outstanding, compared with ($5.9) million, or ($0.39) per share, based on 15.3 million weighted average shares outstanding in fiscal 2009.

•	Increased total number of revenue generating flight hours flown by 14% to 38,419 hours, compared with 33,624 hours in fiscal 2009.
•	Completed $8.0 million private placement andreceived $5.5 million from the sale of aircraft and return of aircraft deposits.
•	Improved cash position to $9.4 million, compared with cash of $3.8 million as of June 30, 2009, while having repaid $11.8 million in debt.

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Avantair, Inc.

•	Increased fleet size to 55 aircraft, with the addition of four new Piaggio Avanti II aircraft, offset by the sale of one older aircraft at a gain.

Fourth Quarter Fiscal 2010 Highlights:
•	Total revenue increased to $36.0 million, up 6% year-over-year.
•	Flight hour cards sold increased 135% to 120 from 51 flight hour cards sold during the fourth quarter of fiscal 2009. This compares with 82 flight hour cards sold in the fiscal 2010 third quarter.
•
Revenue generating flight hours flown increased 17% to 9,725 hours, from 8,277 hours for the fourth quarter of fiscal 2009. This compares with 9,623 revenue generating flight hours flown in the fiscal 2010 third quarter.

•
Operating loss was ($0.4) million compared with an operating income of $0.7 million for the fourth quarter of 2009. Adjusted non-GAAP loss from operations, excluding the gain on the sale of assets, was ($0.7) million for the fourth quarter of fiscal 2009. The fiscal 2010 period also included increased flight operations costs from the strategic acceleration of fleet maintenance to strengthen fleet availability in response to strong sales and an increasing customer base during subsequent peak travel periods.

•
EBITDA of $0.9 million, compared with EBITDA of $2.3 million in the fourth quarter of fiscal 2009. Adjusted EBITDA, excluding the gain on the sale of assets, was $0.9 million for the fourth quarter of fiscal 2009.

•
Net loss attributable to common stockholders of ($2.0) million, or ($0.08) per share, based on 26.3 million weighted average shares outstanding. This compares with a net loss attributable to common stockholders of ($1.4) million, or ($0.09) per share, based on 16.4 million weighted average shares outstanding for the fourth quarter of fiscal 2009.Adjusted non-GAAP net loss attributable to common stockholders, excluding the gain on the sale of assets, was ($2.8) million, or ($0.17) per share for the fourth quarter of fiscal 2009.

Avantair, Inc.

“Early on, we decided to offer private aircraft ownership solely in the most fuel efficient and environmentally friendly light-jet in the market. Because of that decision, and our superior customer service, Avantair has grown to become the leader in the light-jet market,” said Steven Santo, Chief Executive Officer of Avantair.  “During fiscal 2010, we posted strong annual sales, continued to grow our sizeablecustomer base, increased our revenue generating flight hours and considerably improved our cash position to $9.4 million while paying down nearly $12 million in debt,” “Our top line performance continues to be driven by increased revenue from our maintenance and management fees, supported by our flight hour time card and membership programs that boast a successful track record of growth. During the year, we more than doubled our revenue from our hourly card and membership programs, selling 388 flight hour cards and 51 new Axis Club memberships. This segment of our business continues to support our growth and attract new customers as we begin to demonstrate recovery to our fractional business, adding 7.5 new fractional shares during fiscal 2010.

“To strengthen fleet availability in response to increasing sales, our growing customer base, and in preparation for the upcoming peak travel seasons, we strategically accelerated our required fleet maintenance during the fourth quarter of 2010. While this proactive approach impacted our operating expense during the quarter, in moving the bulk of our routine annual maintenance schedule to the fiscal fourth and first quarters we expect to improve our utility by better aligning the availability of our fleet with the anticipated needs of our growing customer base. We are simultaneously working to negotiate the most favorable terms for funding additions to our fleet and expect to add approximately six new aircraft during fiscal 2011.

“With a keen eye toward achieving our goal of sustainable operating income and profitability, we have entered fiscal 2011 prepared to advance our Company to the next level. We are generating strong sales, which we believe will continue throughout fiscal 2011. Initiatives that we began early this year to improve our operating efficiencies are also tracking well. Our utility improvements are already beginning to take shape while simultaneously improving our revenue generating flight hours with a 14% gain on the hours flown for the June quarter alone, based in part on these efficiencies.

“As the industry leader, we are now better positioned than ever to realize new growth opportunities as we continue to build our Company, our brand and our value proposition. Our focus remains on achieving new sales goals and refining our operating efficiencies that improve our bottom line to best serve our Company, our customers and our loyal shareholders,” Mr. Santo concluded.

Avantair, Inc.

Conference Call – Please note new dial-in number for international callers

Chief Executive Officer Steven Santo, Chief Financial Officer Richard Pytak and Chief Operating Officer Kevin Beitzel will host a conference call with the financial community on Tuesday, September 21, 2010, at 5:00 p.m. Eastern time to review the Company’s financial results and provide an update on business developments.

Interested parties may participate in the conference call by dialing 1-877-941-2069 (480-629-9761 for international callers). When prompted, ask for the "Avantair, Inc. Fiscal 2010 and Fourth Quarter Earnings Conference Call." The live conference call will also be webcast on the Company’s website at www.avantair.com under the Investors section and will be archived for 12 months.

A telephonic replay of the conference call may be accessed approximately two hours after the call through October 5, 2010, by dialing 800-406-7325 (303-590-3030 for international callers) and entering access code 4365467#.

Use of Non-GAAP Measures of Performance

The following table reflects the reconciliation of income from operations prepared in conformity with accounting principles generally accepted in the United States (GAAP), GAAP net income (loss) attributable to common stockholders and GAAP income (loss) per common share: basic and diluted to the non-GAAP financial measures of adjusted non-GAAP income from operations, adjusted non-GAAP net loss attributable to common stockholders and adjusted non-GAAP loss per common share: basic and diluted, respectively.

Avantair, Inc.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

	Three Months Ended June 30,
	2010	2009
GAAP income (loss) from operations	$(431,966)	$710,187
Subtract:
Gain on sale of assets	—	1,394,164
Adjusted non-GAAP loss from operations	$(431,966)	$(683,977)

GAAP net loss attributable to common stockholders	$(2,014,275)	$(1,427,790)
Subtract:
Gain on sale of assets	—	1,394,164
Adjusted non-GAAP net loss attributable to common stockholders	$(2,014,275)	$(2,821,954)

GAAP loss per common share: basic and diluted	$(0.08)	$(0.09)
Subtract:
Gain on sale of assets	—	0.08
Adjusted non-GAAP loss per common share: basic and diluted	$(0.08)	$(0.17)

The following table reflects the reconciliation ofGAAP net loss to the non-GAAP financial measures of EBITDA and to adjusted EBITDA:

Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,
	2010	2009

GAAP net loss	$(1,646,008)	$(1,067,389)
Add:
Depreciation and amortization	1,290,016	1,592,467
Interest expense	1,264,865	1,785,377
Subtract:
Interest and other income	(50,823)	(7,801)
EBITDA	858,050	2,302,654
Subtract:
Gain on sale of assets	—	1,394,164
Adjusted EBITDA	$858,050	$908,490

Avantair, Inc.

The Company believes that the use of non-GAAP financial measures of adjusted non-GAAP income from operations, adjusted non-GAAP net loss attributable to common stockholders and adjusted non-GAAP loss per common share: basic and diluted, are useful to investors as they eliminate nonrecurring gains from the sale of assets recognized in fiscal 2010 and 2009 in order to provide information that reflects results from recurring operations.

The Company believes that EBITDA is useful to investors as it excludes certain non-cash expenses that do not directly relate to the operation of aircraft and that adjusted EBITDA is useful as it eliminates nonrecurring gains from the sale of assets recognized in fiscal 2010 and 2009 in order to provide information that reflects results from recurring operations.

These measuresare supplements to accounting principles generally accepted in the United States used to prepare the Company’s financial statements and should not be viewed as a substitute for GAAP measures.  In addition, the Company’s non-GAAP measures may not be comparable to non-GAAP measures of other companies.

About Avantair

Avantair, the sole North American provider of fractional shares, flight time cards and Axis Club Membership in the Piaggio Avanti aircraft, and the only publicly traded stand-alone private aircraft operator, is headquartered in Clearwater, FL, with approximately 450 employees. The Company offers private travel solutions for individuals and businesses traveling within its service area, which includes the continental United States, Canada, the Caribbean and Mexico, at a fraction of the cost of whole aircraft ownership. The Company currently manages a fleet of 55 aircraft, with another 52 Piaggio Avanti aircraft on order through 2013. For more information about Avantair, please visit: www.avantair.com.

Avantair, Inc.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Avantair's future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "potential," "opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" and similar expressions.  Avantair cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Avantair assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Avantair's filings with the Securities and Exchange Commission (SEC) and those as may be identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: general economic and business conditions in the U.S. and abroad, changing interpretations of generally accepted accounting principles, changes in market acceptance of the company's products, inquiries and investigations and related litigation, fluctuations in customer demand, management of rapid growth, intensity of competition. The information set forth herein should be read in light of such risks.  Avantair does not assume any obligation to update the information contained in this press release.

Avantair’s filings with the SEC, accessible on the SEC's website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Contact:
Avantair, Inc.	The Piacente Group, Inc.
Richard Pytak	Brandi Floberg
Chief Financial Officer	Investor Relations
727-538-7910 x.105	212-481-2050
rpytak@avantair.com	avantair@tpg-ir.com

  –  Financial Tables to Follow –

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

ASSETS

	June 30,	June 30,
	2010	2009

CURRENT ASSETS
Cash and cash equivalents	$9,446,619	$3,773,789
Accounts receivable, net of allowance for doubtful accounts of $208,065 at June 30, 2010 and $187,842 at June 30, 2009	10,976,129	5,711,055
Inventory	181,782	140,997
Current portion of aircraft costs related to fractional share sales	26,680,081	36,910,206
Notes receivable	-	272,731
Prepaid expenses and other current assets	2,979,055	1,278,506

Total current assets	50,263,666	48,087,284

Aircraft costs related to fractional share sales, net of current portion	43,461,597	70,199,786

Property and equipment, at cost, net of accumulated depreciation and amortization of $16,869,135 at June 30, 2010 and $11,695,228 at June 30, 2009	22,583,073	29,842,365

OTHER ASSETS
Cash - restricted	2,358,558	2,352,337
Deposits on aircraft	7,883,834	9,264,890
Deferred maintenance on aircraft engines	603,515	1,538,175
Goodwill	1,141,159	1,141,159
Other assets	3,342,198	1,639,407

Total other assets	15,329,264	15,935,968

Total assets	$131,637,600	$164,065,403

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

LIABILITIES AND STOCKHOLDERS' DEFICIT

	June 30,	June 30,
	2010	2009

CURRENT LIABILITIES
Accounts payable	$4,723,718	$7,307,320
Accrued liabilities	5,000,249	5,010,745
Customer deposits	1,358,988	1,282,936
Short-term debt	11,000,000	11,500,000
Current portion of long-term debt	4,202,726	11,020,590
Current portion of deferred revenue related to fractional aircraft share sales	32,770,605	43,385,779
Unearned management fee, flight hour card and Axis Club Membership revenues	35,126,401	17,807,796

Total current liabilities	94,182,687	97,315,166

Long-term debt, net of current portion	15,620,479	20,111,011
Deferred revenue related to fractional aircraft share sales, net of current portion	35,085,148	65,071,197
Deferred revenue related to Axis Club Membership sales, net of current portion	1,773,943	333,271
Other liabilities	2,520,537	2,714,058

Total long-term liabilities	55,000,107	88,229,537

Total liabilities	149,182,794	185,544,703

COMMITMENTS AND CONTINGENCIES

Series A convertible preferred stock, $.0001 par value, authorized 300,000 shares; 152,000 shares issued and outstanding	14,617,958	14,528,383

STOCKHOLDERS' DEFICIT
Preferred stock, $.0001 par value, authorized 700,000 shares; none issued	-	-
Common stock, Class A, $.0001 par value, 75,000,000 shares authorized, 26,342,201 shares issued and outstanding at June 30, 2010 and 16,463,615 shares issued and outstanding at June 30, 2009	2,633	1,646
Additional paid-in capital	56,896,833	47,667,493
Accumulated deficit	(89,062,618)	(83,676,822)

Total stockholders' deficit	(32,163,152)	(36,007,683)

Total liabilities and stockholders' deficit	$131,637,600	$164,065,403

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES
Consolidated Statement of Operations

	Quarter Ended June 30,		Year Ended June 30,
	2010	2009	2010	2009

Revenue
Fractional aircraft sold	$10,091,701	$12,386,160	$43,756,222	$51,864,010
Maintenance and management fees	18,363,594	17,886,211	72,957,679	70,693,367
Flight hour card and Axis Club membership revenue	5,505,820	2,881,259	20,024,602	9,384,110
Other revenue	2,066,183	929,885	6,268,071	4,885,563

Total revenue	36,027,298	34,083,515	143,006,574	136,827,050

Operating expenses
Cost of fractional aircraft shares sold	8,681,273	10,497,662	37,317,493	44,118,352
Cost of flight operations	14,542,947	12,673,823	54,151,877	46,723,184
Cost of fuel	3,661,482	2,819,282	14,272,477	13,349,084
Gain on sale of assets	—	(1,394,164)	(897,595)	(1,394,164)
General and administrative expenses	6,882,884	6,177,004	25,861,629	23,628,541
Selling expenses	1,400,662	1,007,254	5,116,153	3,736,424
Depreciation and amortization	1,290,016	1,592,467	5,471,677	5,233,250
Total operating expenses	36,459,264	33,373,328	141,293,711	135,394,671

Income from operations	(431,966)	710,187	1,712,863	1,432,379

Other income (expenses)
Interest and other income	50,823	7,801	75,842	48,921
Interest expense	(1,264,865)	(1,785,377)	(5,757,264)	(5,942,221)
Total other expenses	(1,214,042)	(1,777,576)	(5,681,422)	(5,893,300)

Net loss	(1,646,008)	(1,067,389)	(3,968,559)	(4,460,921)

Preferred stock dividend and accretion of expenses	(368,267)	(360,401)	(1,506,814)	(1,488,071)
Net loss attributable to common stockholders	$(2,014,275)	$(1,427,790)	$(5,475,373)	$(5,948,992)

Loss per common share:
Basic and diluted	$(0.08)	$(0.09)	$(0.23)	$(0.39)

Weighted- average common shares outstanding:
Basic and diluted	26,342,201	16,463,615	23,423,785	15,306,725

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